EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations with our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our North America Truck segment, North America Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Beginning in the first quarter of 2013, the Company began reporting the operating results of WCC and certain operating results of Monaco as discontinued operations. The Company's previously issued condensed statements of revenues and expenses have been recast to reflect this change.

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,617	$—	$—	$10,617
Finance revenues	—	234	(76)	158
Sales and revenues, net	10,617	234	(76)	10,775
Costs of products sold	9,761	—	—	9,761
Restructuring charges	20	5	—	25
Asset impairment charges	96	1	—	97
Selling, general and administrative expenses	1,132	87	(4)	1,215
Engineering and product development costs	406	—	—	406
Interest expense	253	70	(2)	321
Other expense (income), net	15	(11)	(69)	(65)
Total costs and expenses	11,683	152	(75)	11,760
Equity in income of non-consolidated affiliates	11	—	—	11
Income (loss) before equity income from financial services operations and income taxes	(1,055)	82	(1)	(974)
Equity income from financial services operations	53	—	(53)	—
Income (loss) from continuing operations before income taxes	(1,002)	82	(54)	(974)
Income tax expense	199	(28)	—	171
Income (loss) from continuing operations	(803)	54	(54)	(803)
Loss from discontinued operations, net of tax	(41)	—	—	(41)
Net income (loss)	(844)	54	(54)	(844)
Less: Income attributable to non-controlling interests	54	—	—	54
Net income (loss) attributable to Navistar International Corporation	$(898)	$54	$(54)	$(898)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$12,527	$—	$—	$12,527
Finance revenues	—	259	(91)	168
Sales and revenues, net	12,527	259	(91)	12,695
Costs of products sold	11,401	—	—	11,401
Restructuring charges	107	—	—	107
Asset impairment charges	16	—	—	16
Selling, general and administrative expenses	1,338	87	(6)	1,419
Engineering and product development costs	532	—	—	532
Interest expense	176	88	(5)	259
Other expense (income), net	131	(8)	(80)	43
Total costs and expenses	13,701	167	(91)	13,777
Equity in loss of non-consolidated affiliates	(29)	—	—	(29)
Income (loss) before equity income from financial services operations and income taxes	(1,203)	92	—	(1,111)
Equity income from financial services operations	63	—	(63)	—
Income (loss) from continuing operations before income taxes	(1,140)	92	(63)	(1,111)
Income tax expense	(1,751)	(29)	—	(1,780)
Income (loss) from continuing operations	(2,891)	63	(63)	(2,891)
Loss from discontinued operations, net of tax	(71)	—	—	(71)
Net income (loss)	(2,962)	63	(63)	(2,962)
Less: Income attributable to non-controlling interests	48	—	—	48
Net income (loss) attributable to Navistar International Corporation	$(3,010)	$63	$(63)	$(3,010)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2011
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$13,441	$—	$—	$13,441
Finance revenues	—	290	(90)	200
Sales and revenues, net	13,441	290	(90)	13,641
Costs of products sold	10,937	—	—	10,937
Restructuring charges	81	1	—	82
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	1,333	78	(4)	1,407
Engineering and product development costs	520	—	—	520
Interest expense	148	109	(10)	247
Other expense (income), net	31	(26)	(76)	(71)
Total costs and expenses	13,063	162	(90)	13,135
Equity in loss of non-consolidated affiliates	(71)	—	—	(71)
Income before equity income from financial services operations and income taxes	307	128	—	435
Equity income from financial services operations	80	—	(80)	—
Income from continuing operations before income taxes	387	128	(80)	435
Income tax benefit (expense)	1,465	(48)	—	1,417
Income from continuing operations	1,852	80	(80)	1,852
Loss from discontinued operations, net of tax	(74)	—	—	(74)
Net income	1,778	80	(80)	1,778
Less: Income attributable to non-controlling interests	55	—	—	55
Net income attributable to Navistar International Corporation	$1,723	$80	$(80)	$1,723

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Assets
Cash and cash equivalents	$727	$28	$—	$755
Marketable securities	796	34	—	830
Restricted cash	26	65	—	91
Finance and other receivables, net	767	2,284	(350)	2,701
Inventories	1,194	16	—	1,210
Goodwill	184	—	—	184
Property and equipment, net	1,521	220	—	1,741
Investments in and advances to financial services operations	686	—	(686)	—
Investments in non-consolidated affiliates	77	—	—	77
Deferred taxes, net	204	27	—	231
Other assets	464	31	—	495
Total assets	$6,646	$2,705	$(1,036)	$8,315
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,824	$28	$(350)	$1,502
Debt	3,219	1,866	—	5,085
Postretirement benefits liabilities	2,614	38	—	2,652
Other liabilities	2,590	87	—	2,677
Total liabilities	10,247	2,019	(350)	11,916
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	44	—	—	44
Stockholders' equity (deficit) attributable to controlling interest	(3,649)	686	(686)	(3,649)
Total liabilities and stockholders' equity (deficit)	$6,646	$2,705	$(1,036)	$8,315

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Assets
Cash and cash equivalents	$1,059	$28	$—	$1,087
Marketable securities	446	20	—	466
Restricted cash	31	130	—	161
Finance and other receivables, net	843	2,247	(98)	2,992
Inventories	1,528	9	—	1,537
Goodwill	280	—	—	280
Property and equipment, net	1,497	163	—	1,660
Investments in and advances to financial services operations	628	—	(628)	—
Investments in non-consolidated affiliates	62	—	—	62
Deferred taxes, net	231	32	—	263
Other assets	562	32	—	594
Total assets	$7,167	$2,661	$(726)	$9,102
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,752	$32	$(98)	$1,686
Debt	2,905	1,866	—	4,771
Postretirement benefits liabilities	3,459	52	—	3,511
Other liabilities	2,311	83	—	2,394
Total liabilities	10,427	2,033	(98)	12,362
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	45	—	—	45
Stockholders' equity (deficit) attributable to controlling interest	(3,310)	628	(628)	(3,310)
Total liabilities and stockholders' equity (deficit)	$7,167	$2,661	$(726)	$9,102

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments		Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(844)	$54	$(54)		$(844)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	280	2	—		282
Depreciation of equipment leased to others	97	38	—		135
Amortization of debt issuance costs and discount	45	12	—		57
Deferred income taxes	(231)	5	—		(226)
Impairment of property and equipment and intangible assets	104	1	—		105
Gain on sales of investments and businesses, net	(29)	—	—		(29)
Equity in loss of non-consolidated affiliates	(11)	—	—		(11)
Equity in income of financial services affiliates	(54)	—	54		—
Dividends from non-consolidated affiliates	13	—	—		13
Change in intercompany receivables and payables	(18)	18	—		—
Other, net	410	208	—		618
Net cash provided by (used in) operating activities	(238)	338	—		100
Cash flows from investing activities
Purchases of marketable securities	(1,765)	(14)	—		(1,779)
Sales or maturities of marketable securities	1,415	—	—		1,415
Net change in restricted cash and cash equivalents	5	65	—		70
Capital expenditures	(165)	(2)	—		(167)
Purchase of equipment leased to others	(321)	(111)	—		(432)
Acquisition of intangibles	—	—	—	—	—
Business acquisitions, net of cash received	—	—	—		—
Other investing activities	78	5	—		83
Net cash used in investing activities	(753)	(57)	—		(810)
Net cash provided by (used in) financing activities	677	(284)	—		393
Effect of exchange rate changes on cash and cash equivalents	(18)	3	—		(15)
Decrease in cash and cash equivalents	(332)	—	—		(332)
Cash and cash equivalents at beginning of the year	1,059	28	—		1,087
Cash and cash equivalents at end of the year	$727	$28	$—		$755

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(2,962)	$63	$(63)	$(2,962)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	275	2	—	277
Depreciation of equipment leased to others	15	31	—	46
Amortization of debt issuance costs and discount	34	12	—	46
Deferred income taxes	1,784	(6)	—	1,778
Impairment of property and equipment and intangible assets	40	—	—	40
Equity in loss of non-consolidated affiliates	29	—	—	29
Equity in income of financial services affiliates	(63)	—	63	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	4	(4)	—	—
Other, net	539	810	—	1,349
Net cash provided by (used in) operating activities	(298)	908	—	610
Cash flows from investing activities
Purchases of marketable securities	(1,209)	—	—	(1,209)
Sales or maturities of marketable securities	1,461	—	—	1,461
Net change in restricted cash and cash equivalents	(3)	168	—	165
Capital expenditures	(306)	(3)	—	(309)
Purchase of equipment leased to others	—	(61)	—	(61)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions	(12)	—	—	(12)
Other investing activities	(27)	4	—	(23)
Net cash provided by (used in) investing activities	(110)	108	—	(2)
Net cash provided by (used in) financing activities	977	(1,040)	—	(63)
Effect of exchange rate changes on cash and cash equivalents	2	1	—	3
Increase (decrease) in cash and cash equivalents	571	(23)	—	548
Cash and cash equivalents at beginning of the year	488	51	—	539
Cash and cash equivalents at end of the year	$1,059	$28	$—	$1,087

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2011
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income	$1,778	$80	$(80)	$1,778
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	286	4	—	290
Depreciation of equipment leased to others	14	24	—	38
Amortization of debt issuance costs and discount	28	16	—	44
Deferred income taxes	(1,524)	11	—	(1,513)
Impairment of property and equipment and intangible assets	75	—	—	75
Equity in loss of non-consolidated affiliates	71	—	—	71
Equity in income of financial services affiliates	(80)	—	80	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in intercompany receivables and payables	(73)	73	—	—
Other, net	101	(8)	—	93
Net cash provided by operating activities	680	200	—	880
Cash flows from investing activities
Purchases of marketable securities	(1,562)	—	—	(1,562)
Sales or maturities of marketable securities	1,430	—	—	1,430
Net change in restricted cash and cash equivalents	—	(147)	—	(147)
Capital expenditures	(427)	(2)	—	(429)
Purchase of equipment leased to others	(4)	(67)	—	(71)
Acquisition of intangibles	(26)	—	—	(26)
Business acquisitions	12	—	—	12
Other investing activities	(40)	10	—	(30)
Net cash used in investing activities	(617)	(206)	—	(823)
Net cash provided by (used in) financing activities	(106)	6	—	(100)
Effect of exchange rate changes on cash and cash equivalents	(3)	—	—	(3)
Decrease in cash and cash equivalents	(46)	—	—	(46)
Cash and cash equivalents at beginning of the year	534	51	—	585
Cash and cash equivalents at end of the year	$488	$51	$—	$539